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                                                                   EXHIBIT 10.17


                                   AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT (the "Amendment") is made and entered into as of December 31, 1998, by and between Ventas, Inc. (successor to Vencor, Inc.), a Delaware corporation ("Ventas" or the "Company"), and W. Bruce Lunsford (the "Employee").

                                   RECITALS:

     A. Employee is a party to an Employment Agreement with the Company (the "Agreement").

     B. Employee has elected to resign as Chief Executive Officer of Ventas effective as at the close of business on December 31, 1998, and continue in his capacity as Chairman of Ventas.

     C. The Board of Directors of Ventas (the "Board") has resolved to provide for the amendment of the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Agreement is hereby amended, effective December 31, 1998, as follows:

     1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

     "2.  Duties.  Executive is engaged by the Company as Chairman."
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     2.   Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     "3.  Extent of Services.  Executive, subject to the direction and control
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     of the Board, shall have the power and authority commensurate with his executive status as Chairman of the Company and necessary to perform his duties hereunder. During the term, Executive shall perform such duties, consistent with his status as Chairman of the Company, as requested by the Board from time to time."

     3. Section 4(a) of the Agreement is hereby amended by replacing the phrase "$350,000 per year" with the phrase "$150,000 per year".

     4.   A new Section 7(e) of the Agreement is hereby added to read as follows:
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     "(e)  Tax Loan Forgiveness.  Notwithstanding anything to the contrary in
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     this Section 7 (including Section 7(b)(7) hereof), (i) if Executive resigns as Chairman of the Company at the request of the Board of Directors for any reason other than Cause, the Company shall cause to be forgiven any remaining amounts (including principal and accrued interest) that are owed by the Executive under the Tax Loan, and (ii) such resignation shall be deemed for all purposes under this Agreement to have been a termination of employment of the Executive other than for Cause."

     5. All capitalized terms used in this Amendment shall have the same definitions as set forth in the Agreement.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                    VENTAS, INC.


                                    ___________________________
                                  By:
                                 Title:


                                    EMPLOYEE


                                    ____________________________
                                    W. Bruce Lunsford

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